UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 1, 2013

Date of Report (Date of earliest event reported)

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35506	51-0414846
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

892 Ross Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 1, 2013, Proofpoint, Inc. (“Proofpoint”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sendmail, Inc., a Delaware corporation and provider of solutions that simplify business messaging complexity and reduce IT infrastructure costs for large enterprises (“Sendmail”), Saint Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Proofpoint, and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Effective Time Holders’ Agent, pursuant to which Sendmail became a wholly-owned subsidiary of Proofpoint (the “Merger”).  The Merger was structured to simultaneously sign and close, was not subject to any closing conditions, and closed on October 1, 2013.

Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of capital stock of Sendmail were cancelled and extinguished without any consideration therefor, and Proofpoint paid, or will pay through its Disbursing Agent, to the holders of Sendmail’s convertible notes and to other creditors of Sendmail, approximately $23,000,000 in cash, subject to a customary net working capital adjustment, of which approximately 15% was placed in escrow as partial security for the indemnification obligations of Sendmail’s convertible noteholders pursuant to the terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2013	PROOFPOINT, INC.

	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer